UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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ALTERNET SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________
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ALTERNET SYSTEMS, INC.
Suite 610 – 815 West Hastings Street
Vancouver, British Columbia
V6C 1B4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 27, 2007

     Notice is hereby given that the Annual General Meeting of shareholders of Alternet Systems, Inc., a Nevada corporation (the “Company”) will be held on December 27, 2007, at the offices of the Company at Suite 610 – 815 West Hastings Street in the City of Vancouver at 10:00am for the following purposes:

1. To elect the following three (3) nominees as Directors of the Company until the next Annual Meeting of shareholders or until their respective successors shall be elected and qualified: Patrick Fitzsimmons, Robin Bjorklund and; Henryk Dabrowski.

2. To approve the appointment of Dale Matheson Carr-Hilton Labonte as the Company’s independent auditors for the present fiscal year and succeeding years and empower the Board of Directors to appoint successors to Dale Matheson Carr-Hilton Labonte if they choose to do so;

3. To approve the Company’s proposed stock-based incentive compensation plan;

4. To approve the change of the Company’s fiscal year end from December 31 to November 30;

5. To approve a consolidation of the Company’s common shares outstanding of 10 old shares for 1 new share.

6. To consider any other matter that properly may come before the meeting or any adjournment thereof.

     Shareholders of record as the close of business on December 6 2007 are entitled to vote at the meeting or any postponement or adjournment thereof.

     Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. A copy of the Company’s Annual Report for its most recently concluded fiscal year is enclosed.

By order of the Board of Directors

/s/Patrick Fitzsimmons
Patrick Fitzsimmons, President

PROXY STATEMENT

ALTERNET SYSTEMS, INC.
Suite 610 – 815 West Hastings Street
Vancouver, British Columbia
V6C 1B4

     This Proxy Statement is furnished to shareholders at the discretion and on behalf of the Board of Directors of Alternet Systems, Inc., a Nevada corporation (the “Company”), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company on Thursday, December 27 2007 at 10:00am. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favour of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

     Shareholder proposals must be submitted to the Company not later than December 13, 2007, in order to be included in those matters considered at the next Annual Meeting of this Company. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or before December 17, 2007.

VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on December 6, 2007. On such date, the Company had issued and outstanding 62,748,428 shares of $0.00001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter’s or appraisal rights relating to the matters to be voted.

     All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management and other major shareholders, directly or indirectly, a majority of the outstanding shares as of the record date and intend to vote in favour of all proposals, it is anticipated that all proposals will pass.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of December 6 2007 (62,748,428 shares issued and outstanding) by (i) all shareholder’s known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Position (if any)	Amount of Beneficial Ownership (1)	Percent of Class (common shares)
Patrick Fitzsimmons 1406-151 E. Keith Rd. N. Vancouver, BC V7L 4M3	Director, President	2,345,000	4%

Robin Bjorklund 473-1027 Davie Street Vancouver, BC V6E 4L2	Director, Secretary, Treasurer	1,025,000	2%
Henryk Dabrowski 374 Ansin Blvd. Hallandale, FL 33009	Director	None	nil
Directors, Officers and 5% stockholders in total (3 Persons)		3,370,000	5.4%

ELECTION OF DIRECTORS
EXECUTIVE OFFICERS

     The Company’s Board of Directors is currently composed of two members. The Company’s Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

(a) Officers and Directors.

Patrick Fitzsimmons, President and Director

Pat Fitzsimmons, age 54. Mr. Fitzsimmons brings to the Company a significant sales and management track record, gained from a 26-year career in the high-technology marketplace. Mr. Fitzsimmons has represented firms such as NCR, Timeplex, Rogers Cable, Newbridge Networks, and AT&T, offering a wide range of technology solutions, specifically in the telecom and software sectors. He has been with Alternet Systems Inc. since 2001.

Robin Bjorklund, Director, Secretary / Treasurer

Robin Bjorklund, age 42. Mr. Bjorklund has an extensive background in building successful multi-million dollar companies from start-up to profitability. Over the past 5 years he has worked as a venture capitalist and as a consultant with Alternet Systems Inc.

Henryk Dabrowski, Director

Henryk Dabrowski age 40 . Mr Dabrowski has over 15 years experience in the information technology industry, data network and telecommunications industry. He is currently President of TekVoice Communications Inc., a Miami FL – based Voice over IP telecommunications company.

Mr Dabrowski served as COO/President of Vox2Vox Communications in Miami, a multi million dollar IP telecommunications and value added services company, with presence in Europe (Italy, Spain, Portugal and Turkey) and Latin America (Brazil, Venezuela, Mexico and Argentina) part of Ella Cisneros Communications Holdings (ECC Holdings).

He has extensive experience in the US, Europe and Latin American markets, is fluent in 4 languages and holds an MBA from Universidad Metropolitana.

(b) Certain Relationships and Related Transactions

     Other than as set forth below, there are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth previously had or is to have a direct or indirect material interest.

     The officers and directors of the Company receive compensation for services that they provide to the Company. See “Executive Compensation” below.

(1) Other Business Activities

     Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company’s affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

(c) Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons holding 10% or more of the Company’s common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s common stock with the Securities and Exchange Commission. The Company is unaware that any required reports were not timely filed.

(d) Committees of the Board of Directors.

The Company does not currently have standing audit, nominating, and compensation committees.

Security holders wishing to communicate with the Company’s Board of Directors should contact the Company’s President, Patrick Fitzsimmons by telephone at: (toll free) 1-866-608-2540 or by email at info@alternetsystems.com . The President of Alternet Systems Inc., is authorized by the Company’s Board of Directors to receive and forward all security holders communications to each of the directors of Alternet Systems Inc.

(e) Meetings of the Board of Directors.

During the last fiscal year (ended December 31, 2006), the total number of meetings of the Board of Directors which were held is none. None of the incumbent directors of the Company attended less than 75 percent of the total meetings.

EXECUTIVE COMPENSATION

Save and except as described below, none of the officers and directors compensation exceeded $100,000 for the last fiscal year (12 months ending December 31, 2006). All officers and directors will be reimbursed for expenses incurred on behalf of the Company including director expenses pertaining to attendance at meetings. It is anticipated that additional management will be hired as the Company develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.

Summary Compensation Table

Name and principal position (a)	Year (b)	Annual Compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (d)	Other annual compen- sation ($) (e)	Awards		Payouts	All other compen- sation ($) (i)
					Restricted stock award(s) ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP payouts ($) (h)
Patrick Fitzsimmons President and Director	2006 2005 2004	$74,000 $19,865 $47,983	0 0 0	0 0 0	0 0 0	None None	0 0 0	0 0 0
Robin Bjorklund Director, Secretary, Treasurer	2006	$70,255	0	0	0	None	0	0
Henryk Dabrowski Director	2006	nil	0	0	0	None	0	0

     (a) To date, no options have been granted.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

INDEPENDENT PUBLIC ACCOUNTANTS

(a) Ratification of Accountants .

     Dale Matheson Carr-Hilton Labonte (“DMCL”) issued the report for the Company’s audited financial statements for the fiscal year ended December 31, 2006 in May 2007. The Board of Directors has approved by resolution a proposal to retain DMCL for the present fiscal year and succeeding fiscal years. The Board of Directors of the Company recommends a vote FOR the retention of DMCL and further to empower the Board of Directors, at their sole discretion, to appoint successors to DMCL if the Board of Directors wishes to do so.

     Representatives of DMCL are not expected to be present at the Annual Meeting. However, such representatives will be available by telephone to respond to appropriate questions at the meeting.

     DMCL’s aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of financial statements included in registrant’s 10KSB were $26,000 and $21,300 for the fiscal years 2006 and 2005 respectively. DMCL did not bill for, or perform, non-audit related services for the Company in either the 2006 or 2005 fiscal year.

STOCK –BASED INCENTIVE COMPENSATION PLAN

     The Board of Directors is submitting to stockholders for approval at the 2007 Annual Meeting a proposal to adopt the Alternet Systems Inc. 2008 Stock-Based Incentive Compensation Plan (the “2008 Plan”) to replace the Company’s 2004 Stock Option Plan.

     In 2004, the Company’s Board of Directors adopted and the stockholders approved the Alternet Systems Inc. 2004 Stock Option Plan (the “2004 Plan”). Under the terms of the 2004 Plan, the Company was authorized to issue up to 3,000,000 shares of Common Stock pursuant to the exercise of stock options granted to eligible employees and consultants. As of December 6, 2007, options for an aggregate of 2,450,000 shares of Common Stock had been granted. After taking into account the exercising of options for 2,450,000 shares, 550,000 shares remain available for option grants under the 2004 Plan. Upon approval of the 2008 Plan by the stockholders, no further grants of shares will be made under the 2004 Plan.

     The purpose of the 2008 Plan is to promote the success and enhance the value of the Company by linking personal interests of the members of the Board of Directors, employees and consultants to those of the Company stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. In the current environment of evolving practice in the area of equity-based compensation, the 2008 Plan will also give the Company the flexibility to offer a variety of types of equity compensation to remain competitive in recruiting and retaining qualified key personnel.

     The 2008 Plan is being presented to the stockholders for approval. The following is a description of the principal provisions of the 2008 Plan. However, this summary is qualified in its entirety by reference to the 2008 Plan, which is included in its entirety as Appendix A hereto.

SUMMARY OF THE ALTERNET SYSTEMS INC.
2008 STOCK-BASED INCENTIVE COMPENSATION PLAN

General

The general purpose of the 2008 Plan is to assist the Company and its subsidiaries in attracting and retaining valued employees, consultants and non-employee directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees, consultants and non-employee directors.

Summary of the 2008 Plan

The following general description of certain features of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan which is attached hereto as Appendix a. Capitalized terms not otherwise defined in this summary have the meanings given to them in the 2008 Plan.

General . The 2008 Plan will authorize the grant of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Phantom Stock, and other stock-based awards (collectively, “Awards”). Options granted under the 2008 Plan may be either “incentive stock options” as defined in section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options, as determined by the Committee.

Number of Shares Authorized. The number of shares of Alternet Systems Inc.. (“Company”) Common Stock initially available for award under the 2008 Plan is 5,000,000 shares. All shares of Common Stock reserved under the 2008 Plan may be issued pursuant to Incentive Stock Options.

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant. In addition, any shares under the 2008 Plan that are used to satisfy award obligations under the plan of another entity that is acquired by the Company will not count against the remaining number of shares available. Finally, if there is any change in the Company’s corporate capitalization, the Committee in its sole discretion may cancel and make substitutions of Awards or may adjust the number of shares available for award under the 2008 Plan, the number and kind of shares covered by Awards then outstanding under the 2008 Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Compensation Committee (the “Committee”) will administer the 2008 Plan. The full Board of the Company or a Secondary Committee designated by the Board, shall administer the 2008 Plan and exercise the

Committee’s authority with respect to grants made to non-employee directors. Subject to the other provisions of the 2008 Plan, the Committee has the authority to:

  select the employees, consultants and non-employee directors who will receive Awards pursuant to the 2008 Plan;

  determine the type or types of Awards to be granted to each participant;

  determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the 2008 Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

  determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

  determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;

  correct any defect or supply any omission or reconcile any inconsistency in the 2008 Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the 2008 Plan as it may deem necessary or advisable; and

  make all other determinations as it may deem necessary or advisable for the administration of the 2008 Plan.

Eligibility. The 2008 Plan provides that Awards may be granted to employees, non-employee directors and consultants of the Company or its subsidiaries. Incentive stock options may be granted to directors, employees and consultants.

Each Award granted under the 2008 Plan will be evidenced by a written agreement between the participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Performance Goals

The Award agreements may provide for vesting or earning the Award based on achievement of performance goals. Performance goals may be established on a Company-wide basis; with respect to one or more subsidiary corporations, business units, divisions, department, or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance goals, the number of shares or units to which they pertain, the time and manner of payment of the Award shall be specified in the Award agreement. Except in the case of Awards intended to meet the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation (“Qualified Performance-Based Awards”), the Committee may modify performance goals in whole or in part, during the performance period, as it deems appropriate and equitable. In the case of Qualified Performance-Based Awards, the applicable performance goals are limited to one or more of the following:

  specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets;

  earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA);

  net economic profit (which is operating earnings minus a charge to capital);

  net income;

  operating income;

  sales;

  sales growth;

  gross margin;

  direct margin;

  share price (including but not limited to growth measures and total shareholder return);

  operating profit;

  per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

  inventory turns;

  financial return ratios;

  market share;

  balance sheet measurements such as receivable turnover;

  improvement in or attainment of expense levels;

  improvement in or attainment of working capital levels;

  debt reduction;

  strategic innovation;

  customer or employee satisfaction;

  individual objectives;

  any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and Subsidiaries (or any business unit thereof); and

  any combination of any of the foregoing criteria.

Options

An Option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals. Each grant of Options shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Incentive stock options may only be granted to employees, shall only be transferable by will or under the laws of descent and distribution, and, during the participant’s lifetime, may only be exercised by the participant.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or non-qualified stock option will not be less than 100% of the fair market value of Common Stock on the date the Option is granted.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by the participant in cash, in a cash payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option (a “cashless exercise”), with the Committee’s consent, in whole or in part with shares of Common Stock, or a combination of the foregoing methods. The Committee may also permit Options to be exercised with such other consideration as it deems appropriate, as reflected in the applicable Award agreement.

Term of the Option. The term of an Option granted under the 2008 Plan will be no longer than ten years from the date of grant.

Restricted Stock

An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Stock shall specify the duration of the restriction period and any other conditions under which the Restricted Stock would be forfeitable to the Company, including any applicable performance goals, and will include restrictions on transfer to third parties during the restriction period.

Unless otherwise provided by the Committee an Award of Restricted Stock entitles the participant to dividend, voting and other ownership rights during the restriction period. Unless otherwise provided by the Committee, dividends on Restricted Stock will be subject to the same restrictions as the Restricted Stock.

Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of any conditions specified by the Committee. Each grant of Deferred Stock shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals.

An Award of Deferred Stock does not entitle the participant to any transfer, voting or any other ownership rights with respect to the Deferred Shares. Any grant of Deferred Stock may provide for the payment of dividend equivalents in cash or additional shares, which may be paid currently or deferred and reinvested, as determined by the Committee.

General Provisions

Vesting. Any Award may provide for full vesting, early exercise rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners. In addition, the Committee may provide in any Award agreement terms and conditions under which the participant must sell or offer to sell any Awards, whether or not vested, and any Common Stock acquired pursuant to an Award to the Company.

Termination of Employment, Consulting Services, or Other Services. Each Option or SAR agreement shall provide rules for the exercise of such Award following termination of employment for any reason, which may include, but not be limited to, death, disability, termination for Cause or retirement. The Committee may take actions and provide in Award agreements for such post-termination rights which it believes equitable under the circumstances or in the best interests of the Company with respect to Awards that are not fully vested in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee.

Change in Control

In the event of a Change in Control, the Committee will fully vest and make exercisable any outstanding Options.

As defined in the 2008 Plan, the term “Change in Control” means,

     (a) the acquisition in one or more transactions by any “Person” (as such term is used for purposes of section 13(d) or section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries, any Stockholder of the Company or any employee benefit plan of the Company or its Subsidiaries, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

     (b) the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s Stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

     (c) a merger or consolidation involving the Company if the Stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

     (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

     (e) acceptance by Stockholders of the Company of shares in a share exchange if the Stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

Effective Date, Amendments, and Termination of the 2008 Plan. The 2008 Plan will be effective upon its approval by Company stockholders. The Board of Directors has the authority to amend or terminate the 2008 Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) increases the number of shares available for Awards under the 2008 Plan (other than to reflect a change in the Company’s capital structure),

(ii) decreases the price at which Awards may be granted, or (iii) as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The 2008 Plan will terminate automatically ten years after it is approved by stockholders.

Certain Federal Income Tax Considerations

     The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the 2008 Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE 2008 PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

     A participant’s tax basis in shares of Common Stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Stock

     A participant realizes no taxable income and the Company is not entitled to a deduction when Deferred Stock is awarded. When the deferral period for the Award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock

     Restricted Stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Stock does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

     Participants receiving Restricted Stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

     Generally, during the restriction period, dividends and distributions paid with respect to Restricted Stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits.

Non-Qualified Options

     A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

     Under the 2008 Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock or Restricted Stock held by the participant. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options

     A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

     Under the 2008 Plan, incentive stock options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

Withholding

     The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

New Plan Options Granted and Benefits

     There have been no grants made under the 2008 Plan and none are contemplated to be made under the proposed 2008 Plan concurrent with the approval of the 2008 Plan. Because the grants and benefits under the 2008 Plan will depend on the actions of the Committee and the value of the Company’s Common Stock, it is not possible to determine the benefits that will be received if the 2008 Plan is approved by stockholders.

     Approval of the adoption of the Company’s 2008 Stock-Based Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

     It is anticipated that, if approved, the proposed plan will be registered under the Securities Act of 1933 by way of S8 registration statement. Any shares issued to option holders under the proposed plan may be subject to resale restrictions including volume sale restrictions under Rule 144.

CHANGE IN FISCAL YEAR END TO NOVEMBER 30

Management of the Company is proposing to change, and recommending a change of, the Company’s fiscal year end from December 31 to November 30.

The purpose of this change is to allow the Company more flexibility in completing its financial statements and audits. The Company has found that, as regulatory governance and oversight of accounting functions has increased over the last two years, it is difficult to complete accounting filings when other public companies are also trying to complete their accounting filings.

CONSOLIDATION OF COMMON SHARES ISSUED AND OUTSTANDING

Management of the Company is proposing and recommending a reverse stock split (consolidation) of the Company’s common shares issued and outstanding on a 10 old for 1 new share basis.

Proposed Reverse Stock Split

     The Company currently has 100,000,000 shares of Common Stock authorized, of which 62,748,428 shares of Common Stock are outstanding as of the Record Date. The Board believes that the price of the Common Stock is too low to attract investors to buy the stock.

     In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of Common Stock outstanding, the Board believes that it is in the best interests of the Stockholders to implement a reverse stock split. In addition, the Board believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. The potential for increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split. The reverse stock split will be effected simultaneously for all shares of Common Stock, and the ratio will be the same for all shares of Common Stock. The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 62,748,428 as of the Record Date to approximately 6,274,842. If the Stockholders approve the Proposal, the number of issued and outstanding shares of Common Stock would be reduced in proportion to the reverse split ratio. Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such Stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 100,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock. The amendment which is the subject of this Proposal would not change the total authorized number of shares of our capital stock. Immediately following the reverse stock split, the total authorized number of shares of capital stock would remain at 100,000,000 shares of Common Stock. The par value of our Common Stock would remain unchanged at $0.00001 per share.

     In addition, the reverse stock split will increase the number of Stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

     The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act.

Effect on Fractional Stockholders. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to Stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders. Upon the effectiveness of the reverse stock split, the Company intends to treat Stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered Stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares. It will not be necessary for Stockholders to exchange their existing stock certificates. A Stockholder may receive a certificate for new Common Sock including a full additional share in lieu of a fractional share, by surrendering all certificates representing shares of existing Common Stock (“ Old Certificates ”) to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

Upon return to the Company of all of a Stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the reverse stock split plus, if applicable, one additional share of new Common Stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by Stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new Common Stock to which such stockholders are entitled as a result of the reverse stock split.

Procedure for Effecting Reverse Stock Split. The Company will file the Amended and Restated Certificate with the Secretary of State of the State of Nevada as promptly as practicable following the Annual Meeting, in order to completely amend and restate the existing Certificate of Incorporation. The reverse stock split will then become effective at the close of business on the date of filing the Amended and Restated Certificate, which is referred to as the “ Effective Date ..” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

Certain Risk Factors Associated with the Reverse Stock Split. Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

• There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

• After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

• There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

• The reduced number of shares that would be outstanding immediately after the reverse stock split could adversely affect the liquidity of the Common Stock.

• Although the proposed reverse stock split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company (after including the effects of the restructuring described herein), subject to the treatment of fractional shares, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further Stockholder action. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, we do not have any plans, proposals or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of our Common Stock, except with respect to the conversion of outstanding shares of Preferred Stock, as described elsewhere herein, and the issuance of options to directors and executive officers. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Management could issue additional shares of our Common Stock to resist or frustrate a proposed third-party transaction that would provide an above-market premium to Stockholders and that is favored by a majority of our Stockholders.

Authorized Shares. The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

     The Company currently has 100,000,000 shares of authorized Common Stock and 62,748,428 shares of Common Stock issued and outstanding as of the Record Date. Authorized but unissued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, except as already set forth in connection with the issuance of options to executive officers and directors, the Company has no current plans to issue any additional shares of Common Stock. If the Company issues additional shares of Common Stock, the ownership interest of current holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of Common Stock following implementation of the reverse stock split.

			Number of
	Number of	Number of	Shares of
	Shares of	Shares of	Common Stock
	Common Stock	Common Stock	Available For
	Authorized	Issued	Issuance
Prior to Reverse Stock Split	100,000,000	62,748,428	37,251,572

Following Reverse Stock Split	100,000,000	6,274,842	93,725,158

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the Effective Date, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of 100-for-1, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board is aware to accumulate shares of the Common Stock or obtain control of Company.

No Appraisal Rights. Under the DGCL, the Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide Stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a Stockholder in light of his particular circumstances or to Stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to Stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

     No gain or loss should be recognized by a Stockholder upon such Stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the Stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The Stockholder's holding period for the post-reverse stock split shares will include the period during which the Stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

     The tax treatment of each Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each Stockholder is urged to consult with such Stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

OTHER BUSINESS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors

December 6, 2007

/s/Patrick Fitzsimmons
Patrick Fitzsimmons, President

(Proxy on following Page)

P R O X Y
ALTERNET SYSTEMS, INC.
Annual Meeting of Shareholders To Be Held December 27, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Patrick Fitzsimmons or, in his absence, Robin Bjorklund, as proxy of the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote at the Annual Meeting of Shareholder of Alternet Systems, Inc. (the “Company”) to be held on December 27, 2007, as designated below, all of the common stock of the Company held of record by the undersigned on December 6, 2007 at Suite 610 – 815 West Hastings Street in the City of Vancouver at 10:00am for matters that properly may come before the meeting or any adjournment thereof including the following matters:

1.	ELECTION OF DIRECTORS (circle one):

FOR	WITHHOLD AUTHORITY
all nominees listed below	to vote for all nominees listed below

Patrick Fitzsimmons

Robin Bjorklund

Henry Dabrowski

2.

TO APPROVE THE SELECTION OF DALE MATHESON CARR-HILTON LABONTE AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT AND SUCCEEDING FISCAL YEARS AND EMPOWER THE BOARD OF DIRECTORS TO APPOINT SUCCESSORS TO DALE MATHESON CARR- HILTON LABONTE IF THEY WISH TO DO SO (circle one).

FOR                                                 AGAINST                                           ABSTAIN

3.	TO APPROVE THE COMPANY’S STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR                                                 AGAINST                                           ABSTAIN

4.	TO CHANGE THE COMPANY’S FISCAL YEAR END FROM DECEMBER 31 TO NOVEMBER 30

FOR                                                 AGAINST                                           ABSTAIN

5.	TO APPROVE A CONSOLIDATION OF THE COMPANY’S COMMON SHARES ISSUED AND OUTSTANDING OF 10 OLD SHARES FOR ONE NEW SHARE

FOR                                                 AGAINST                                           ABSTAIN

6.	TO VOTE AS THE PROXYHOLDER WISHES REGARDING ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING

FOR                                                 AGAINST                                           ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of ALTERNET SYSTEMS, INC. to be held on December 20 2007 and the Proxy Statement of such meeting.

Dated: _________________, 2007

(Print Name of Shareholder)

(Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Appendix A

ALTERNET SYSTEMS INC.
2008 STOCK-BASED INCENTIVE COMPENSATION PLAN

     Section 1. Purpose of the Plan . The purpose of the Alternet Systems Inc. 2008 Stock-Based Incentive Compensation Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

     This Alternet Systems Inc. 2008 Stock-Based Incentive Compensation Plan (the “ Plan ”) replaces the 2004 Stock Option Plan, which has no stock option awards outstanding.

     Section 2. Definitions . As used herein, the following definitions shall apply:

     2.1. “ Award ” means an award of Deferred Stock, Restricted Stock, Options, Stock or other stock-based award under the Plan.

     2.2. “ Award Agreement ” means the written agreement, instrument or document evidencing an Award.

     2.3. “ Board ” means the Board of Directors of the Company.

     2.4. “ Cause ” means,

     (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, “Cause” shall have the same meaning as such term is defined therein;

     (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement;

     (c) if neither (a) nor (b) applies, then “Cause” shall mean (i) the Participant’s willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company or its Subsidiaries; (ii) the Participant’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant’s engaging in any business that directly or indirectly competes with the Company or its Subsidiaries; (iv) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person; as determined by the Committee in its sole discretion.

     2.5. “ Change in Control ” means, unless otherwise determined by the Committee or provided in an Award Agreement,

     (a) the acquisition in one or more transactions by any “Person” (as such term is used for purposes of section 13(d) or section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries, any Stockholder of the Company or any employee benefit plan of the Company or its Subsidiaries, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

     (b) the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s Stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

     (c) a merger or consolidation involving the Company if the Stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

     (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

     (e) acceptance by Stockholders of the Company of shares in a share exchange if the Stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

     2.6. “ Code ” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     2.7. “ Common Stock ” means the common stock of the Company, par value $.00001 per share.

     2.8. “ Company ” means Alternet Systems Inc., a Nevada corporation, or any successor corporation.

     2.9. “ Committee ” means the committee of two or more directors appointed by the Board to administer the Plan under Section 4, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder by the Committee shall be deemed to refer to the Board.

     2.10. “ Consultant ” means a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s securities.

     2.11. “ Deferred Stock ” means an Award made under Section 6.4 of the Plan to receive Common Stock at the end of a specified Deferral Period.

     2.12. “ Deferral Period ” means the period during which the receipt of Common Stock pursuant to a Deferred Stock Award under Section 6.4 of the Plan will be deferred.

     2.13. “ Disability ” means a “disability” within the meaning of Section 409A of the Code and the regulations and guidance thereunder.

     2.14. “ Employee ” means an officer or other employee of the Company or a Subsidiary, including a director who is such an employee.

     2.15. “ Exchange Act ” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

     2.16. “ Fair Market Value ” means, on any given date (i) if Common Stock is then listed on a national stock exchange, the closing price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if Common Stock is not then listed on a national exchange, but is then quoted on NASDAQ or a similar quotation system, the closing price per share of Common Stock as quoted on NASDAQ or a similar quotation system on such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with

Section 409A of the Code (and, with respect to Incentive Stock Options, Section 422 of the Code) and the applicable guidance thereunder.

     2.17. “ Incentive Stock Option ” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

     2.18. “ Non-Employee Director ” means a member of the Board who is not an Employee.

     2.19. “ Non-Qualified Option ” means an Option or portion thereof not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

     2.20. “ Option ” means a right granted under Section 6.1 of the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Option or a Non-Qualified Option.

     2.21. “ Participant ” means any Employee, Non-Employee Director or Consultant who receives an Award.

     2.22. “ Performance Cycle ” means the period selected by the Committee during which the performance of the Company, any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

     2.23. “ Performance Goals ” means goals established by the Committee in its sole discretion the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and Subsidiaries (or any business unit thereof); and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

     2.24. “ Phantom Stock ” means a book-entry unit with a value equal to one share of Common Stock awarded under Section 6.5 of the Plan.

     2.25. “ Plan ” means the Alternet Systems, Inc. 2008 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

     2.26. “ Qualified Performance-Based Award ” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code and the regulations issued thereunder.

     2.27. “ Restricted Stock ” means Common Stock awarded by the Committee under Section 6.3 of the Plan.

     2.28. “ Restriction Period ” means the period during which Restricted Stock awarded under Section 6.3 of the Plan is subject to forfeiture.

     2.29. “ SAR ” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.

     2.30. “ Subsidiary ” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

     2.31. “ Ten Percent Shareholder ” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

     Section 3. Eligibility . Any Employee, Non-Employee Director or Consultant shall be eligible to receive an Award; provided, however, that only persons who are employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as Incentive Stock Options.

     Section 4. Administration and Implementation of Plan .

     4.1. The Plan shall be administered by the Committee; provided, however, that the Board shall administer and otherwise exercise all powers of the Committee under the Plan with respect to Awards granted to Non-Employee Directors. Notwithstanding the foregoing, the Committee may make recommendations to the full Board regarding Awards to Non-Employee Directors. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

     4.2. Notwithstanding Section 4.1, the Board shall serve as a “ Secondary Committee ” with the full authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code and administer the Plan with respect to such Awards. In all cases requiring an interpretation of the Plan related to an Award made by the Secondary Committee, the use of the term “Committee” herein shall refer to the Secondary Committee. Notwithstanding the foregoing, the Board may delegate to one or more officers or Board members the authority to act as a Secondary Committee with the same authority with respect to selecting the individuals to whom Awards are granted and establishing the terms and conditions of such Awards as the Secondary Committee has under the terms of the Plan.

     4.3. Subject to the provisions of the Plan, the Committee (or, as applicable, the Board) shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (v) determine whether, and to certify that, Performance Goals to which the settlement of an

Award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; and (vii) make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Section 5. Shares of Common Stock Subject to the Plan .

     5.1. Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 5,000,000 shares increased by any shares of Common stock that were reserved under the Predecessor Plans but which, as of the effective date of this Plan, (i) are not subject to grants under such Predecessor Plans, or (ii) are subsequently forfeited, cancelled or expire unexercised under the terms of such Predecessor Plans.

     5.2. All shares of Common Stock may be issued pursuant to Incentive Stock Options. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury.

     5.3. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.

     5.4. If any shares subject to an Award under this Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

     Section 6. Awards . Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. All Awards, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

     6.1. Options . Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price. Options may be either Incentive Stock Options or Non-Qualified Stock Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:

     (a) Exercise Price . The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (110% of Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

     (b) Term of Options. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

     (c) Exercise of Option. Each Option grant shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of

Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (iii) the methods of payment, which may include payment by attestation of shares and through cashless exercise arrangements, to the extent permitted by applicable law, and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. Unless otherwise determined by the Committee, each Option shall be exercisable for a period of 90 days following termination of employment other than for Cause and 180 days following the Participant’s death or Disability, to the extent the Option was otherwise exercisable at the time of such termination, death or Disability. Unless otherwise determined by the Committee, for any other termination of employment, the Option shall not be exercisable following termination of employment.

     (d) Incentive Stock Options . Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

     6.2. Stock Appreciation Rights . A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

     (a) Each SAR grant shall specify the time or times at which a SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. Unless otherwise determined by the Committee, each SAR shall be exercisable for a period of 90 days following termination of employment other than for Cause and 180 days following the Participant’s death or Disability, to the extent the SAR was otherwise exercisable at the time of such termination, death or Disability. Unless otherwise determined by the Committee, for any other termination of employment, the SAR shall not be exercisable following termination of employment.

     (b) The term of a SAR shall in no event be greater than ten years.

     6.3. Restricted Stock . An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

     (a) Each Restricted Stock grant shall specify the duration of the Restriction Period and/or each installment thereof and the conditions under which the Restricted Stock may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

     (b) During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

     (c) Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as provided in the Award Agreement, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

     (d) Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock. Dividends shall be subject to the same restrictions as the underlying Restricted Stock unless otherwise provided by the Committee.

     (e) In the sole discretion of the Committee, an Award Agreement regarding Restricted Stock may provide for a tax reimbursement cash payment to be made by the Company to any Participant in connection with the tax consequences resulting from an Award of Restricted Stock, the lapse of restrictions on any Restricted Stock or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

     6.4. Deferred Stock . An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period. Such an Award shall be subject to the following terms and conditions:

     (a) Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates specified in the applicable Award Agreement or until the achievement of any Performance Goals.

     (b) Unless otherwise provided in the applicable Award Agreement, prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

     (c) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Award Agreement.

     (d) The Deferral Period may provide for distribution in one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

     6.5. Phantom Stock . A Phantom Stock award shall confer on the Participant the right to receive the Fair Market Value of the Phantom Stock upon the attainment of Performance Goals or the passage of time as specified by the Committee in an Award Agreement or otherwise. The grant of Phantom Stock shall be subject to the following terms and conditions:

      (a) At the discretion of the Committee, the Participant may receive dividend equivalents in connection with Phantom Stock which dividend equivalents may be payable in cash or in shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

     (b) Participants will not have any voting rights with respect to Phantom Stock.

     (c) Payment of Phantom Stock shall be made upon the date of attainment of Performance Goals or passage of time as specified in the Award Agreement. Payment may be in the form of cash or Common Stock (or a combination thereof) which has an aggregate Fair Market Value equal to the Fair Market Value of the Phantom Stock on the payment date. Any Common Stock issued in payment of the applicable Phantom Stock may be subject to such additional restrictions as the Committee deems appropriate.

     6.6. Other Stock-Based Awards . The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award other than an Award provided in Section 6.1, 6.2, 6.3, 6.4 or 6.5 hereof that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan. Such stock-based Awards may include Awards granted in substitution for any other right of a Participant to receive payment of compensation from the Corporation or a Subsidiary.

     6.7. Rules Applicable to Qualified Performance-Based Awards . To the extent the Committee determines, in its sole discretion, necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

     (a) Only an Employee who is a “ covered employee ” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of the (x) first 90 days of a Performance Cycle and (y) the lapse of 25% of the Performance Cycle.

     (b) The Committee shall establish in writing within the earlier of the (x) first 90 days of a Performance Cycle and (y) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

     (c) Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.7(b) . The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

     (d) An Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 6.7(c) but in no event later than December 31 of the year following the end of the Performance Cycle.

     6.8. Additional Provisions Applicable to Awards . Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.

     Section 7. Claims Procedure . With respect to Awards of Phantom Stock or Deferred Stock, but only to the extent the Employee Retirement Income Security Act of 1974, as amended (“ ERISA ”) is applicable to such an Award or to a Participant, the Company shall administer a claims procedure as follows: 7.1. Initial Claim . A Participant or his or her beneficiary who believes that he or she is entitled to benefits under the Plan (the “ Claimant ”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Committee.

     7.2. Procedure for Review . The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under section 2520.104b -1(c) of Title 29 of the Code of Federal Regulations.

     7.3. Claim Denial Procedure . If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

     7.4. Appeal Procedure . In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with section 2560.503 -1(m)(8) of Title 29 of the Code of Federal Regulations. The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     7.5. Decision on Appeal . The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with section 2560-1(m)(8)) of Title 29 of the Code of Federal Regulations and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

     Section 8. Exchange and Buy Out Provisions . The Committee may at any time exchange or buy out any previously granted Award, or may provide in any Award Agreement terms and conditions under which the Participant must sell, or offer to sell, to the Company any unexercised Award, whether or not vested, or any Common Stock acquired pursuant to such Award for a payment in cash, Common Stock or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made or as may be set forth in the Award Agreement.

     Section 9. Change in Control . Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Participant’s Award Agreement, upon the occurrence of a Change in Control, the following provisions shall apply: 9.1. Options and SARs . Upon a Change in Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options that are outstanding and unexercised as of such Change in Control: (i) accelerate the vesting and exercisability of all such Options or SARs to the extent unvested and unexercisable, such that all outstanding Options or SARs are fully vested and exercisable, (ii) cancel all outstanding vested Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price of such portion, (iii) terminate all Options or SARs immediately prior to the Change in Control, provided that the Company provide the Optionee an opportunity to exercise the Option within a specified period following the Optionee’s receipt of a written notice of such Change in Control and of the Company’s intention to terminate the Option prior to such Change in Control, or (iv) require the successor corporation, following a Change in Control if the Company does not survive such Change in Control, to assume all outstanding Options or SARs and to substitute such Options or SARs with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Optionees or SAR Grantees with respect to such Options or SARs.

     9.2. Other Awards . Upon a Change in Control, all Awards of Restricted Stock, Phantom Stock, Deferred Stock or other awards granted under Section 6.6. , that are outstanding may, at the discretion of the Committee, become immediately and fully vested. In addition, upon a Change in Control, the Committee may take such other actions as it deems appropriate with respect to the Awards described in the preceding sentence, including the immediate distribution of amounts that would not otherwise be payable as of the date of the Change in Control.

     9.3. Committee Authority . The judgment of the Committee with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

Section 10. Adjustments upon Changes in Capitalization .

     10.1. In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in Section 5.2 of the Plan, and (v) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award, unless the Committee expressly determines otherwise.

     10.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 16.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award intended to be a Qualified Performance-Based Award.

Section 11. Termination and Amendment .

     11.1. Changes to the Plan and Awards . The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) decrease the price at which Awards may be granted, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such modification is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A(a)(1)(B) of the Code.

     11.2. Notwithstanding anything in Section 11.1 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of an Award intended to be a Qualified Performance-Based Award.

     Section 12. No Right to Award, Employment or Service . No Participant shall have any claim to be granted any award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed a termination of employment.

     Section 13. Taxes . Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

     Section 14. Limits on Transferability; Beneficiaries . No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards (other than Incentive Stock Options) or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

     Section 15. Foreign Nationals . Without amending the Plan, Awards may be granted to Employees or Consultants who are foreign nationals or render services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

     Section 16. Securities Law Requirements .

     16.1. No shares of Common Stock may be issued hereunder if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise issuable pursuant an Award granted hereunder, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such issuance. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

     16.2. The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     Section 17. Termination . Unless earlier terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

     Section 18. Fractional Shares . The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.

     Section 19. Discretion . In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any affiliate, any stockholder or any other person.

     Section 20. Governing Law . The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Nevada but without giving effect to the choice of law principles thereof.

     Section 21. Adoption of the Plan and Effective Date . The Plan shall become effective upon its approval by the stockholders of the Company in accordance with applicable laws, resolutions or rules governing the applicable securities exchange, and no Award shall become exercisable, realizable or vested prior to such approval.